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                                                                    Exhibit 99.1


                              PRIMIX SOLUTIONS INC.
                         2001 STOCK OPTION PLAN - SWEDEN


         1. PURPOSE. The purpose of this 2001 Stock Option Plan - Sweden (the "Plan") is to secure for Primix Solutions Inc., a Delaware corporation (the "Company"), and its stockholders the benefits arising from capital stock ownership by employees, officers, consultants and directors of the Company or its subsidiaries who provide services in Sweden and are expected to contribute to the Company's future growth and success. The Plan permits grants of options ("Options") to purchase shares ("Shares") of common stock of the Company, par value $0.001 ("Common Stock"), to such employees, officers, consultants and directors.

         2. FORM OF OPTION AGREEMENTS. Each recipient of an Option shall receive and execute an option agreement ("Option Agreement") in a form provided by the Board that is consistent with the Plan. Such Option Agreements may however differ among recipients. The holder of an Option Agreement shall hereinafter be referred to as an "Optionee."

         3. ADMINISTRATION. Options may be granted by the Board of Directors of the Company (the "Board") pursuant to the Plan in its sole discretion. The Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive and the Board shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or desirable, in the judgment of the Board, for the administration of the Plan. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board, and if a Committee is so appointed all references to the Board in the Plan shall mean and relate to such Committee with respect to the powers so delegated. Any director to whom an Option grant is awarded shall be ineligible to vote upon his or her Option grant, but such Option grant may be awarded to any such director by a vote of the remainder of the directors.

         4. ELIGIBILITY. The Board may grant Options to employees, officers, consultants or directors of the Company or its subsidiaries who provide services in Sweden. No such employee, officer, consultant, or director shall have an absolute right to be granted Options hereunder, and the selection of an individual to receive an Option grant does not entitle that individual to receive additional Option grants at a later time.

         5. CONSIDERATION FOR THE GRANT OF AN OPTION. The consideration for the grant of an Option under the Plan shall equal the fair market value of the Option, as determined by the Board based upon reasonable application of the Black & Scholes method of option valuation, or such other comparable method of valuing stock options. The Option Agreement shall set forth the consideration for the Option grant and the conditions for payment thereof.

         6. STOCK SUBJECT TO PLAN. The stock subject to Options granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 14 below, the maximum number of Shares of Common Stock of the


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Company which may be issued and sold under the Plan is five hundred thousand
(500,000) Shares. If Shares underlying an Option are reacquired by the Company or an Option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, Shares subject to such Option shall again be available for subsequent Option grants under the Plan.

         7. EXERCISE PRICE AND PAYMENT THEREOF.

            A. The exercise price per Share deliverable upon the exercise of an Option shall be determined by the Board at the time of grant of such Option and set forth in the Option Agreement.

            B. Options granted under the Plan may provide for the payment of the exercise price by any mode which the Board determines is consistent with the purpose of the Plan and with applicable laws and regulations.

         8. OPTION PERIOD. Subject to earlier termination as provided in the Plan or in the Option Agreement, each Option and all rights thereunder shall expire on the date set forth in the Option Agreement.

         9. EXERCISE OF OPTIONS. Prior to its termination, each Option granted under the Plan shall be exercisable in full at all times on and after the date of grant, subject to any restrictions and other provisions of the Plan or Option Agreement. An exercise shall be effective upon receipt by the Company of an exercise notice in such form as the Board may from time to time prescribe and payment of the exercise price, as further described in the Option Agreement. No Shares will be issued to the Optionee until the Company has completed all steps required by applicable law to be taken in connection with the issuance and sale of such Shares, including, without limitation, compliance with local securities and privacy laws.

         10. TRANSFERABILITY OF OPTIONS. Each Option issued under the Plan shall be freely transferable, subject to mandatory provisions to the contrary imposed by any applicable securities law due to the nationality or residence of the transferee, the place of the transfer, the place of an offer to transfer, or any pre-emptive purchase agreement between the Company and the Optionee.

         11. THIS PLAN NOT PART OF EMPLOYMENT AGREEMENT.

             A. Neither this Plan nor the Options shall form part of any employment agreement between the Company or any of its subsidiaries and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with such company shall not be affected by his participation in the Plan or any right which he may have to participate therein.

             B. Neither the Plan or the Options, nor the cessation or termination thereof shall afford any individual any rights to compensation, severance or damages under any employment agreement or other agreement that such individual has entered into with the Company or any of its subsidiaries.


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             C. No individual shall have any claim for damages, severance or compensation for loss of any rights under this Plan or the Options due to a termination of an employment agreement or other agreement entered into between such individual and the Company or its subsidiaries.

             D. No Optionee shall be entitled to claim compensation from the Company or any of its subsidiaries in respect of any sums paid by him pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Option held by him as a consequence of the lapse for any reason of any Option held by him or otherwise in connection with the Plan and the Company and any of its subsidiaries shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or Optionee.

             E. The amount received by an Optionee as a result of the sale of Shares received upon exercise of the Option shall not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan.

         12. GENERAL RESTRICTIONS.

             A. REPRESENTATIONS. The Company may require any person to whom an Option is granted, as a condition of such grant and/or exercise of such Option, to give written assurances as the Company deems necessary or appropriate in order to comply with the securities laws of the United States and other jurisdictions, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

             B. COMPLIANCE WITH SECURITIES LAW. The grant of Options shall be subject to compliance with all applicable requirements of the securities laws of the United States and all other applicable jurisdictions. Further, each Option shall be subject to the requirement that if, at any time, the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law of the United States or other applicable jurisdiction, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of securities hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such securities as to which such requisite authority shall not have been obtained. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.


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         13. NO RIGHTS AS A STOCKHOLDER. The holder of an Option shall have no rights as a stockholder with respect to any Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) until the date of issuance of such Shares. Except as provided in Section 14 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

         14. ADJUSTMENT FOR RECAPITALIZATION, REORGANIZATIONS & RELATED TRANSACTIONS.

             A. RECAPITALIZATION AND RELATED TRANSACTIONS. The maximum number of Shares reserved for issuance under the Plan, the number of Shares underlying any outstanding Option, and the exercise price per Share under each outstanding Option shall be subject to equitable adjustment (without changing the aggregate exercise price of such Options) by the Board, in the event of any stock split, stock dividend, reverse stock split or other change in the Company's capital stock; provided that the exercise price may not be less than the par value of the Common Stock.

             B. REORGANIZATION, MERGER AND RELATED TRANSACTIONS. Subject to
Section 15 below, in the event of a reorganization, merger, stock sale, or consolidation of the Company with one or more entities, any then outstanding Option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger, stock sale or consolidation, with a corresponding proportionate adjustment of the exercise price as to which such Options may be exercised so that the aggregate price as to which such Options may be exercised shall be the same as the aggregate price as to which such Options may be exercised for the Shares remaining subject to the Options immediately prior to such reorganization, merger, stock sale or consolidation, and the number and type of securities reserved for issuance pursuant to the Plan shall be equitably adjusted.

             C. BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments made under this Section 14 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Shares will be issued under the Plan on account of any such adjustments, but the Board, in its discretion, may either make a cash payment in lieu of fractional Shares or round any resulting fractional share down to the nearest whole number.

         15. MERGER, CONSOLIDATION, ASSET SALE, STOCK SALE, LIQUIDATION, ETC.

             A. GENERAL. In the event of (i) a consolidation or merger between the Company and another person or entity (other than a holding company, parent or subsidiary corporation) as a result of which the holders of the Company's outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, (ii) a sale of all or substantially all of the assets of the Company, (iii) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of all of the stock of the Company to an


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unrelated person or entity as a result of which the holders of the Company's outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, (iv) any transaction as a result of which the Company holds, directly or indirectly, less than eighty percent (80%) of the outstanding voting stock of any Company subsidiary for which any Optionees perform services in Sweden, or (v) in the event of a dissolution or liquidation of the Company (collectively, a "Corporate Transaction"), all outstanding Options may be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

             B. SUBSTITUTE OPTIONS. The Company may grant Options under the Plan in substitution for options held by employees, officers, consultants and directors of another corporation who become employees, officers, consultants and directors of the Company or one of its subsidiaries and provide services in Sweden as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances. Any substitute Options granted under the Plan shall not count against the share limitation set forth in Section 6 below.

         16. AMENDMENT AND TERMINATION OF THE PLAN AND OF THE OPTION AGREEMENTS.

             A. The Board may at any time, and from time to time, modify, amend or terminate the Plan or any outstanding Option in any respect, provided, however, that the termination or any modification or amendment of the Plan or any Option shall not, without the consent of an Optionee, adversely affect his or her rights under an Option previously granted to him or her. Notwithstanding the foregoing, the Board shall have the right to amend or modify the terms and provisions of the Plan and of any Option without the consent of the Optionee to the extent necessary to comply with applicable law.

             B. Notwithstanding anything to the contrary contained herein, the Board may at any time and from time to time by resolution and without further formality amend the Plan in any way to the extent necessary to obtain or to maintain approval by any other governmental or other regulatory body pursuant to any present or future applicable legislation.

         17. WITHHOLDING. The entity to which the Optionee provides services to may make such provision for and take such action as it considers necessary or expedient for the withholding or payment of any taxes or any other statutory deductions for which the Optionee or any other person is properly accountable and wherever those taxes are imposed.

         18. CONFLICT WITH OPTION AGREEMENT. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of any Option Agreement, the terms and provisions of this Plan shall govern.


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         19. EFFECTIVE DATE AND DURATION OF THE PLAN.

             A. EFFECTIVE DATE. The Plan and any amendments thereof shall become effective when adopted by the Board. Options may be granted under the Plan at any time after the effective date and before the termination of the Plan.

             B. TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate when all Shares available for issuance under the Plan shall have been issued pursuant to the exercise of Options granted under the Plan. Any Options outstanding on the date of termination of the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

         20. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the state of Delaware in the United States.


Adopted by the Board of Directors as of May 11, 2001.


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